Exhibit 99.1

Greenpro Regains Nasdaq Compliance

Hong Kong, June 11, 2020 (ACCESSWIRE) – Greenpro Capital Corp. (Nasdaq: GRNQ) (the “Company”) today confirmed that it has regained compliance with Nasdaq’s minimum bid price requirement.

The Company received a letter dated November 29, 2019 from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“Nasdaq”), which advised the Company that it no longer met the Nasdaq requirement which requires listed securities to maintain a minimum bid price of $1 per share. The Company may regain compliance with the minimum bid price rule if the bid price of its common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days at any time prior to May 27, 2020, which date was extended to August 10, 2020 due to the Covid-19 pandemic.

On June 9, 2020, the Company posted a minimum bid price of at least $1.00 for 10 consecutive days, which meets the Nasdaq rule to regain compliance.

CEO CK Lee said, “We are pleased to announce to our loyal shareholders that we are back in full compliance with Nasdaq’s continued listing requirements as our officers and directors continue to be committed to build a strong and valuable enterprise.”

About the Millennium Fine Art business

GRNQ plans to spinoff MFAI as an independent company and intends to conduct an IPO and list on either the Nasdaq or NYSE. MFAI intends to take the Millennium Sapphire and other art masterpieces on a world tour of museums once they are open to the public, as well as to develop a virtual reality platform including sales and live art auctions. MFAI President, Curtis Brooks said, “We are currently focused on the acquisition of a high-end art gallery business and we intend to retain leading art and promotions experts globally to assist us in acquiring some of the top art collections and masterpieces for exhibits, promotional events as well as viewing and sales through our online multi-dimensional auction platform.”

About Greenpro Capital Corp.

Headquartered in Hong Kong with strategic offices across Asia, Greenpro Capital Corp. (Nasdaq: GRNQ) is a business incubator and multinational conglomerate with a diversified business portfolio comprising finance, technology, banking, CryptoSx for STOs, health and wellness, fine art, etc. With 30 years of experience in various industries, Greenpro has been assisting and supporting businesses and High-Net-Worth-Individuals to capitalize and securitize their value on a global scale through the provision of cross-border business solutions, spinoffs on major stock exchanges and accounting outsourcing services to small and medium-size businesses located in Asia. The comprehensive range of cross-border business services include, but are not limited to, trust and wealth management, listing advisory services, transaction services, cross-border business solutions, record management services, accounting outsourcing services and tax advisory services. We also operate venture capital businesses, including business development for start-ups and high growth companies, covering finance, technology, FinTech, and health and wellness. For further information regarding the Company, please visit http://www.greenprocapital.com.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans,” “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think,” “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

GRNQ has 59.16 million shares issued with 4.88 million shares in the float.

Gilbert Loke, CFO, director

Greenpro Capital Corp.

Email: ir.hk@greenprocapital.com

Phone: +852-3111 7718

Contact Dennis Burns. Investor Relations.

Tel (567) 237-4132

dburns@nvestrain.com

For more information on the Millennium Sapphire please visit:

www.millenniumsapphire.com

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